Free Writing Prospectus
Filed Pursuant to Rule 433
Dated April 29, 2010
Registration Statement No. 333-159170

Subject: *Pxg Dtls*$1.25Bln TAOT 2010-A (Auto Loan)

LEADS: JPM/BarCap/BOA

**ALL POT**

CO-MGRS: BNP/CASTLE/CITI/DB/HSBC/RBS/TD/WILLIAMS

CL

SIZE MM

WAL

M/S

PWIN

LGL

Pxg

%

Coup

$

A1

475.000

--Not Offered--

A2

275.000

0.95

Aaa/AAA

01/11-07/11

05/12

EDSF+13

0.752

0.75

99.99921

A3

444.000

1.85

Aaa/AAA

07/11-01/13

12/13

EDSF+15

1.277

1.27

99.99337

A4

56.000

2.86

Aaa/AAA

01/13-05/13

05/16

IS+18

1.873

1.86

99.98398

PRICING SPEED:

1.3% ABS

CLEAN-UP CALL:

5%

EXPECTED PRICE:

Pxd

EXPECTED SETTLE:

05/05/10

CUSIPS:

A2: 89232EAB8, A3: 89232EAC6, A4: 89232EAD4

OFFERING TYPE:

PUBLIC

B&D:

J.P. Morgan

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.